UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Career Education Corporation
(Exact Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

[The following letter was sent by John M. Larson of Career Education Corporation (“CEC”) to CEC stockholders on May 17, 2006.]

Dear Career Education Stockholder:

Today you are being asked to cast your vote either for your Board’s vision for the future of Career Education Corporation or Steven Bostic’s self-serving agenda.

During the past few months your management team and Board have reached out to many of you, to share our vision for the future of our company, draw a sharp contrast between our vision and the agenda of dissident Steven Bostic, and to listen to your feedback, guidance and opinions about the company. We have learned much from this dialogue, and we thank you.

As you contemplate your vote, we ask you to consider these points:

First, we want you to understand that this Board and management team believe in positive change and already have made significant changes at CEC. We have strengthened our corporate governance and regulatory oversight, and the management team that has created outstanding value for our stockholders since our initial public offering in 1998 is actively addressing the current operational opportunities and challenges in the business. Our board today is vastly changed with the recent addition of three highly qualified independent directors, who were vetted extensively by an outside search firm. Each of our directors is open-minded, with deep knowledge of and commitment to the business, as well as a willingness to consider the right strategic alternatives to enhance value.

Second, despite Mr. Bostic’s claims to the contrary, Career Education has made significant progress in resolving outstanding legal and regulatory impediments. In recent weeks we have achieved a number of key victories, as communicated publicly in our press releases and letters to stockholders, and we are looking forward to the time when legal and regulatory clouds have lifted.

Third, you should know that election of the dissident slate will inevitably disrupt the board and may have a long-term negative impact on our business. It will be extremely difficult for these three individuals to operate effectively on behalf of our company and you, its stockholders. A fractured Board is not in your best interest.

Finally, we urge you to carefully examine the facts and Mr. Bostic’s track record.

We urge you to vote the WHITE proxy card TODAY.

Sincerely yours,

/s/ John M. Larson

John M. Larson, Chairman President and Chief Executive Officer